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                                TABLE OF CONTENTS

                                                                        Page No.

 1.  Definitions ........................................................   1

 2.  Term and Termination  ..............................................   3

 3.  License Grant ......................................................   4

 4.  Title, Right and Restrictions.......................................   7

 5.  Installation and Training ..........................................   8

 6.  Software Support ...................................................   8

 7.  Publicity ..........................................................   9

 8.  License Prices and Payment .........................................  10

 9.  Product Evaluation .................................................  12

10.  Marketing Activities ...............................................  12

11.  Warranties Representations and Disclaimers .........................  12

12.  Trademarks and Trade Names .........................................  13

13.  Confidentiality ....................................................  14

14.  No Solicitation of Employees .......................................  15

15.  Disclosure .........................................................  15

16.  Survival............................................................  15

17.  No Assignment ......................................................  15


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18.  Escrow Agreement ...................................................  16

19.  Relationship of the Parties ........................................  16

20.  Notices ............................................................  16

21.  No Waiver ..........................................................  16

22.  Amendments .........................................................  17

23.  Severability .......................................................  17

24.  Attorney's Fees ....................................................  17

25.  Dispute Resolution .................................................  17

26.  Governing Law ......................................................  18

27.  Headings ...........................................................  18

28.  Entire Agreement ...................................................  18



                                List of Exhibits

Exhibit A        CyCare "Living Software" price model for
                 the CyCare Medical Records application.

Exhibit B        WANG NON-DISCLOSURE AGREEMENT Source Code

Exhibit C-1     CyCare Golden Installed Base Customer List

Exhibit C-2     CyCare Initial Installation Sites Customer List

Exhibit D       Product Third Parties Tools or Utilities List

Exhibit E       Wang Reciprocal Non-Disclosure Agreement

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Exhibit F       Monthly Payment/Remittance Report (Sample)

Exhibit G       Physician Workstation Functional Specification

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CyCare RESELLER AGREEMENT

This reseller agreement (hereafter "Agreement") is entered into as of this 30th day of August, 1995 by and between Wang Laboratories, Inc. (hereafter "Wang") a Delaware corporation with its corporate offices at 600 Technology Park Drive, Billerica, Massachusetts 01821 and CyCare Systems, Inc. (hereafter "CyCare") a Delaware corporation with its corporate offices at 7001 North Scottsdale Road, Suite 1000, Scottsdale, Arizona 85253-3644.

WHEREAS, Wang develops and distributes software for the healthcare marketplace to its customers; and

WHEREAS, Wang desires to license its Physician Workstation software to CyCare for the expressed purpose of having CyCare sublicense the Physician Workstation software to its customers; and

WHEREAS, CyCare desires to sublicense, distribute and provide First Line and Second Line Support for the Physician Workstation software under the CyCare name to its customers; and

WHEREAS, both parties desire to work together to actively market the Physician Workstation software in the Group Practice and Hospital marketplaces with the appropriate benefits as set forth in this agreement to flow to the respective parties; and

WHEREAS, Wang agrees to grant CyCare an exclusive license to the Physician Workstation software with respect to a certain contract customer base; and

WHEREAS, CyCare agrees to exclusively sublicense Wang's Physician Workstation software within a certain contract customer base and other entities as defined in Exhibits C-1 and C-2.

NOW  THEREFORE,  in  consideration  of their mutual  promises and other good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, Wang and CyCare agree as follows:


1. Definitions. The following definitions will apply as used throughout this agreement.

      "Effective Date" means August 30,1995.

      "End User" means a third party to whom CyCare provides Product for the End User's own internal business use.

      "Enhancement" means a modification or replacement of the Product or a portion thereof, which customizes an existing feature or function of the Product or provides improvement for an original feature or function of the Product.

      "Error" means a condition in the Product that causes its operation to deviate in a material way from its then current functional specification.

      "First Line Support" means services required to install the Product at the End User's site; training End Users on the operation of the Product in conjunction with any CyCare-supplied applications; receiving all calls from End Users concerning the Product; providing on-site End User support, when necessary; and providing documentation to Wang's Physician Workstation Support Group of any problems that are caused by or occurring in the Product.

      "Golden Sample" means a copy of the latest release of the Product, in object code, which Wang will provide to CyCare and from which CyCare will make duplications and distribute copies to End Users.

      "Group Practice" means all physician groups, including independent physician associations (IPAs), managed service organizations (MSOs) free standing clinics, and other service providers of ambulatory care giving organizations.

      "Material Non-performance" means failure of CyCare to: (1) pay any moneys due Wang in a timely manner; or (2) copy or distribute any Wang product in accordance with the sublicense and distribution rights granted to CyCare in Section 3 "License Grant", or failure of Wang to provide Third Line Support.

      "Minimum Target" shall be, for the initial period and each subsequent year of the agreement, the target revenue (not revenue guarantees) total dollars Wang expects to receive from CyCare and CyCare expects to pay to Wang in accordance with the Living Software price model attached as Exhibit A (inclusive of the initial and monthly payments) for the CyCare Medical Records application sublicensed by CyCare to CyCare's End Users in accordance with Subsection 8.2 herein.

      "New Product" means a new software module which contains new capabilities not included in the current release of the Product. A New Product will be offered at a new commercial list price and orderable under a unique model number.

      "Product" means the current release of the Physician Workstation software, including Updates, provided by Wang to CyCare pursuant to the Agreement. CyCare is solely responsible to provide the database software ("SUPRA") which is not part of the Product. CyCare and Wang are jointly responsible for the integration of the Product with the "SUPRA" database software,


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      "Patch" means a revision of Product  object code or operating  information that is intended to correct an Error in the Product and which is typically provided to those End Users reporting the Error.

      "Request" means a request to modify the Product to include features or functionality not part of the current release delivered by Wang.

      "Second Line Support" consists of CyCare providing problem diagnosis, duplication, and source isolation analysis for problems CyCare reports to Wang's Physician Workstation Support Group.

      "Territory" means the geographic area in which CyCare is authorized to distribute the Product, which is defined as the United States only, except for the U.S. Government and Agencies, Departments, Bureaus and Divisions thereof.

      "Third Line Support" consists of developing a Patch in the current or most recent Product release that materially affects the End User's or CyCare's use of the Product.

      "Update" means a release of Product in which Wang has incorporated accumulated Patches.


2.    Term and Termination.

2.1 Term. The term of the Agreement ("Contract Term") will be [confidential portion omitted and filed separately] months from the Effective Date of the Agreement. The Agreement shall automatically renew for successive twelve (12) month periods unless either party provides the other party with thirty (30) days advance written notice of its intent not to renew the Agreement.

2.2 Termination: Transition Period. In the event that the parties fail to agree to extend or renew the Contract Term beyond the initial [confidential portion omitted and filed separately] months, the Agreement will be extended automatically for an additional eighteen (18) months for the purposes of winding down the parties' relationship (the "Transition Period"). During the first twelve (12) months of the Transition Period the terms and conditions of the Agreement as they exist on the date of termination will continue and remain enforceable, except that CyCare's exclusive right to grant sublicenses (as set forth in Sections 3.2 (a) and
      (b) herein),  CyCare's license to the Source Code (as set forth in Section
      3.5 herein) will terminate, and CyCare's commitment to sublicense exclusively the Product for its Medical Records application during the Contract Term will no longer apply. Thereafter, for the remaining six (6) months of the Transition Period the Agreement will continue, except that CyCare's right to sublicense the Product to any third party will terminate. Upon the conclusion of the Transition Period, the Agreement will


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      terminate (except as set forth in Section 16. "Survival" herein); however,
      Wang will continue to make Third Line Support available to Cycare and its End Users at the Monthly Fee rates set forth in Subsection 8.2 herein.

2.3 Early Termination. Wang or CyCare may terminate the Agreement upon reasonable written notice if: (i) the other party has committed a "Material Non-performance" or (ii) the other party commits a material breach of the Agreement, and such breach continues for more than thirty
      (30) days after written notice thereof; or (iii) CyCare fails to fulfill its annual "Minimum Target" for the initial eighteen (18) months of the Contract Term or any subsequent year of the Agreement.

2.4 Effect of Termination: Continuation of Payments. CyCare and Wang agree that CyCare's obligation to pay Wang any payments owing hereunder will extend and survive the termination or expiration of the Agreement.

3.    License Grant.

3.1 Grant: Internal Use. Wang grants to CyCare a nonexclusive, nontransferable license for installation and use of the Product for its own internal business use only, including training, demonstration systems, and support. Cycare agrees it shall not copy (other than for archival purposes), modify, distribute, transfer to another party, or use the Product, in whole or in part, or reverse engineer or decompile the Product to derive source code or to allow any other party to use the Product, except as expressly provided for in the Agreement.

3.2   Sublicenses.

      (a) Wang grants to CyCare a sole and exclusive, nontransferable right to sublicense, copy, embed and distribute the Product (Wang will not directly license or indirectly sublicense the Product), within the Territory to the entities set forth in Exhibit C-1 and the Initial Installation site customers listed in Exhibit C-2 from a Golden Sample that Wang will deliver to CyCare.

      Wang and CyCare agree that on a quarterly basis CyCare has the option of adding accounts to Exhibit C-1 as follows; up to 100 new accounts per year to a maximum of 750 at the end of the Contract Term; accounts with more than one location will be identified by location unless CyCare has a corporate agreement with the entity or Wang and CyCare agree to put the entity in its entirety on Exhibit C-1. Wang and CyCare agree that any other major companies will be discussed by the parties.

      Wang recognizes that CyCare intends to continue to market its Medical Records application to all Group Practice accounts. Wang has indicated potential issues with twelve (12) existing CyCare accounts. In the event CyCare is denied

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      exclusivity  for any of twelve  (12)  accounts,  CyCare  will  continue to compete and if Products are sold by Wang to such accounts, for a period of six (6) months, CyCare will receive full credit (in accordance with Subsection 8.2 herein) towards its Minimum Target for the initial eighteen
      (18) months of the Contract Term.

      (b) Wang grants to CyCare an exclusive, nontransferable right to sublicense, copy, embed and distribute the Product (Wang will not indirectly sublicense the Product), within the Territory to Teaching Hospitals and University Medical Centers End Users from a Golden Sample that Wang will deliver to CyCare.

      (c)  Wang  grants  CyCare  a  non-exclusive,   non-transferable  right  to
      sublicense the Product to End Users within the Territory from a Golden Sample that Wang will deliver to CyCare.

      (d) An individual End User sublicense granted by CyCare pursuant to subsection (a), (b) or (c) above shall be in effect for as long as such CyCare End User continues to pay CyCare and CyCare pays the amounts due to Wang as set forth in Section 8. herein.

      (e) CyCare  agrees to  sublicense to End Users the Product under terms and
      conditions   which  include,   but  are  not  limited  to,  the  following
      provisions:

          CyCare grants End User a non-exclusive, non-transferable license for the Product to install and use the Product for the End User's internal business use only for as long as the End User continues to pay CyCare monthly support fees in accordance with CyCare's "Living Software" price model. CyCare's End User shall not copy (other than for archival purposes), distribute, modify, transfer to another entity, or use the Product, in whole or in part, or reverse engineer or decompile the Product to derive source code or to allow any other party to use the Product.

      (f) With regard to requests to sublicense the Product outside the Territory, CyCare shall not set up branch offices for the sublicense of the Product outside the Territory, directly or indirectly seek or solicit customers for the sublicense of the Product outside of the Territory nor sublicense the Product outside the Territory. CyCare shall immediately notify Wang in writing if CyCare wishes to pursue an order or receives an order or inquiry (i) from any customer located outside of the Territory, or (ii) from any customer located inside the Territory for the Product to be used outside the Territory. Wang will advise CyCare within five (5) business days whether or not Wang consents to each request, such consent shall not be unreasonably withheld. Reasonableness shall be based upon among other things the applicable International law and other agreements, if any, which may effect Wang's decision to give its consent to CyCare in response to each such request.


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3.3   Installation  Instructions.  Wang  will  provide  CyCare with installation instructions for the Product which CyCare may copy and incorporate into CyCare's Medical Records product installation instructions. Wang will also provide CyCare with an "on-line-help" facility for the Product in PC readable electronic form for incorporation into CyCare's Medical Records product "on-line-help" text. CyCare agrees that such instructions are the property of Wang and shall be protected as copyrighted materials as set forth in Section 4.2 herein

3.4 Sales and Marketing Materials. Any sales and marketing materials provided by Wang may be copied and used by CyCare in its sales and marketing materials provided that CyCare accurately replicates the Wang provided information and exactly depicts the Wang name and logo as provided by Wang. Wang will allow CyCare the right to make a reasonable number of demonstration copies of the Physician Workstation software for use in CyCare's sales and marketing activities so long as all such copies are clearly marked "For Demonstration Use Only" and with Wang's copyright notices and other legends that appear on the Golden Sample.

3.5 Source Code. Wang grants to CyCare a nonexclusive, nontransferable license for use of the Product source code (subject to the terms of Subsection 4.4 herein) and limited to specific modules of the Product, but exclusive of the software set forth in Exhibit D (the "Source Code"). Wang's grant of such license of Source Code is solely for the development by CyCare of modifications of the Product in response to specific Requests and will be subject to the provisions of the WANG NON-DISCLOSURE AGREEMENT Source Code substantially provided in the form of Exhibit B. CyCare will only receive and utilize such Source Code to modify the Product to create unique customer modifications in response to Requests in such instances where Wang has declined to create such modifications of the Product as set forth in Subsection 4.4 herein.

3.6 Requests. Modifications to the Product developed by CyCare in response to Requests will be the exclusive property of CyCare; however, CyCare hereby grants to Wang a perpetual, royalty free, fully paid license to use and sublicense to Wang customers each modification that CyCare develops from the Wang Source Code. Patches, Updates, and Enhancements of the Product developed by Wang will remain the exclusive property of Wang and Wang hereby grants to CyCare a royalty free, fully paid license only for the Contract Term to use and sublicense each such Patch, Update and Enhancement to the Product to End Users. Sublicenses of the Product granted by CyCare to each End User shall survive the termination of the Agreement for as long as a valid End User customer sublicense remains in effect for such End User.

3.7 New Products. The parties agree to negotiate the rights to any New Products which Wang or CyCare may develop or acquire after the Effective Date pursuant


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      to terms and  conditions  the  parties  may agree to in the  future and be consistent with the Agreement.

4.    Title. Rights and Restrictions.

4.1 Proprietary Product. CyCare agrees that no title to or ownership of the Product, and Enhancements will pass to CyCare at any time, but shall remain exclusively with Wang, except modifications developed by CyCare based on End User Requests pursuant to Subsection 3.6 herein to which CyCare will retain title and ownership.

      CyCare agrees to exclusively sublicense subject to Section 3.2 Wang's Physician Workstation software within its certain contract customer base as defined in Exhibits C-1 and C-2. during the Contract Term, and any extensions thereof, of the Agreement.

4.2 Copyrights. CyCare agrees that the Product and Enhancements, including any documentation enclosed in the Product's packaging and any materials distributed during the course of Product Sales and Technical Support training, are the property of Wang, are protected by copyright law against unauthorized copying, and that no title to or ownership of the Product or Enhancements or such materials is hereby transferred. Notwithstanding any copyright notice, the Product, documentation and all training materials marked as "Confidential" or "Proprietary" contain proprietary and confidential information of Wang and CyCare shall not disclose or distribute them except as expressly provided for herein. CyCare shall not reverse compile or disassemble the Product, in whole or in part, or otherwise attempt to derive source code from the Product. CyCare shall safeguard the confidentiality of the Product, documentation and training materials and shall not use them to develop competitive or derivative products.

4.3 Unauthorized Use. CyCare shall notify Wang promptly in the event that it becomes aware of or suspects any unauthorized use of the Product or documentation and to cooperate fully with Wang in taking any reasonable action that Wang may request to protect Wang's proprietary interests in the Product and documentation.

4.4 Product Modifications. In the event CyCare becomes aware of a Request, CyCare agrees to contact Wang and notify Wang of any such Request which may be considered beneficial for future Product releases. Wang will evaluate each such Request for possible incorporation into future Product releases. If such Requests are consistent with Wang's Product development plans, Wang will agree to implement the modification. If CyCare is willing to pay to have such modifications required by such Request implemented, Wang will agree to implement the modification. If the requested modification is not consistent with


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      Wang's  Product  development  plans or CyCare is not  willing  to fund the modification, Wang will not be obligated to implement the modification.

      In the event Wang declines to develop such modification, Wang will make available, subject to Subsections 3.1, 4.2 and substantially under the terms and conditions of Exhibit B herein, to Cycare the Product Source Code (not including the software listed in Exhibit D) which Wang deems necessary for CyCare to develop the modification arising from such Request. In connection with the above Source Code access, CyCare agrees to provide technical resources who will review the Product Source Code at Wang's development headquarters. Wang will make Source Code and printouts available to CyCare during the process at Wang's corporate headquarters and subject to the nondisclosure agreement set forth in Exhibit B for review at a mutually agreeable time by the designated CyCare technical resources.

4.5 Product Reviews. At a minimum Wang and CyCare will convene technical product reviews once each quarter to discuss the future direction of the development plans for the Product and to discuss End User feedback relative to use of the Product.

5.    Installation and Training.

5.1 Installation. Wang will provide installation services for minimally the first two (2) Provider Workstation installations on a Time-and-Materials basis, plus reasonable out-of-pocket travel and living expenses as incurred. Thereafter, CyCare will provide all of the installation and training services for its End Users, unless otherwise requested of Wang for other than the first two installations. All installation services will be on a Time-and-Materials basis, plus reasonable out-of-pocket travel and living expenses as incurred.

5.2 Training. Wang will provide CyCare with training services for End Users upon CyCare request at Wang's then current rates. Wang will provide initial Sales and Technical Support "train-the-trainer" training to CyCare personnel subject to mutually agreeable schedules and locations. For the initial training CyCare will reimburse Wang for reasonable out-of-pocket travel and living expenses incurred by Wang in delivering this initial training. CyCare agrees to timely assign the appropriate personnel to attend such initial Technical Support and Sales training provided by Wang. Such initial Technical Support training will not exceed one (1), five (5) day course and will include training relative to proper installation of the Product at an End User location. Such initial Sales training will not exceed one (1), three (3) day course.

6.    Software Support.


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6.1   Support.  CyCare  will  provide  its  customers with First and Second Line
      Support. Wang will provide Third Line Support to CyCare only. In connection with the Third Line Support and subject to Subsections 3.1 and
      4.2 herein, Wang will provide CyCare with a full database layout down to the data element level, detailed documentation to the program function level, and a trace code function that enables CyCare to debug the Product. As part of Third Line Support Wang agrees to provide CyCare with a minimum of two (2) Updates per twelve (12) month period.

      As part of Third Line Support, at the request of CyCare, Wang will assist with trouble shooting and support of End User problems, which cannot be resolved by CyCare. If the problem is diagnosed to be other than a Product problem such assistance will be billable to CyCare at Wang's then current Time-and-Material rates, plus reasonable out-of-pocket travel and living expenses as incurred.

      CyCare agrees to provide Wang with prompt notice of any Product problem it encounters and cannot resolve and CyCare will document each such oral request within twenty-four (24) hours of placing the initial call with Wang. Wang agrees to notify CyCare of any known Errors. Wang agrees to provide CyCare Third Line Support on a seven (7) day by twenty-four (24) hour basis with a one (1) hour response time. Wang agrees to respond on a best-effort basis to critical End User Errors reported by CyCare to immediately provide a resolution to the critical End User reported Error.

6.2 Sales and Support Staff. CyCare shall maintain at all times a Sales and Technical Support staff, knowledgeable of the Product and trained in accordance with Wang standards in the use, maintenance and support of the Product.

6.3 Warranty Support. Wang's limited warranty, described in Section 11.2 herein, extends only to CyCare. CyCare agrees that it is responsible for providing warranty services to its End Users. CyCare may provide Updates only to those End Users for whom CyCare pays the applicable monthly support fees to Wang in accordance with the Living Software price model as set forth in Exhibit A.

7.    Publicity.

7.1 Press Release. Wang and CyCare agree to a a joint press release announcing this relationship subject to the prior mutual agreement of the nature of the press release by both parties.

7.2 Joint Marketing. Wang intends to proactively launch a marketing campaign for the healthcare marketplace. CyCare and Wang will also agree to cooperate in other marketing activities which the parties mutually agree would be beneficial in promoting this relationship and the Product in the most favorable light, inclusive of industry trade shows, conferences, symposiums, interviews for national


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      publications,  industry  consultants,  speaking  engagements and marketing materials. CyCare grants Wang, the right to use its name in Wang marketing materials, provided CyCare has reviewed the materials prior to release.

7.3 Customer Accounts. Cycare agrees that Wang may, subject to CyCare's and CyCare's End User's prior approval, which will not be unreasonably withheld, use CyCare customer accounts as reference accounts for future OPEN software sales opportunities.

8.    License Prices and Payment.

8.1 Initial License Fee. CyCare agrees to pay Wang an initial license fee of [confidential portion omitted and filed separately] (to be paid at contract signing and the remaining [confidential portion omitted and filed separately] to be paid within ninety (90) days thereafter) for the shipment by Wang to CyCare of the "Golden Sample" of the Product, which includes licenses granted for demonstration, training and support and sublicenses for the initial installation sites. Wang agrees that the Initial License Fee will be applied to the Minimum Target for the first eighteen (18) month period.

8.2 Continuing Fees. The CyCare Living Software price model for the Medical Records application will be the basis on which fees are to be paid to Wang by CyCare at a rate of [confidential portion omitted and filed separately] of the Initial License Fee and Monthly Fee charged by CyCare to its End Users in accordance with the Living Software price model set forth in Exhibit A, dated April, 1995, (which may only be modified to reflect a decrease in the list price of the CyCare Living Software price model by mutual agreement of the parties). CyCare may increase its list price of the Living Software price model without Wang's consent and CyCare will forward Wang a copy of the increased prices for its records. Wang agrees to license the Product (excluding any data base product, "SUPRA" or otherwise, and all third party tools and utilities listed on Exhibit D, which CyCare must acquire directly) to CyCare for CyCare's use in sublicensing its Medical Records application based on the CyCare net price of the Medical Records application sublicensed to the CyCare End User utilizing the CyCare "Living Software" price model set forth in Exhibit A. The CyCare net price for the Medical Records application will be discounted no more than [confidential portion omitted and filed separately] off of the Living Software price model set forth in Exhibit A, unless otherwise agreed in advance by Wang. Any increase in the CyCare Medical Records application "Living Software" price model will be paid to Wang at the [confidential portion omitted and filed separately] fee percentage rate of revenue due Wang. Initial Installation site prices will be as set forth in Exhibit C-1.

8.3 Minimum Target. The parties agree that the "Minimum Target" payments Wang expects to receive from CyCare and CyCare expects to pay to Wang for the first eighteen (18) months of the term of the Agreement will be [confidential portion omitted and filed separately] for Wang's Product that CyCare sublicenses to its End Users in accordance with the Living

      Software price model and at the [confidential portion omitted and filed separately] fee payment percentage rate. For the subsequent twelve (12) months of the Agreement, the parties agree that the "Minimum Target" payments Wang expects to receive from CyCare and CyCare expects to pay to Wang will be [confidential portion omitted and filed separately] for its sublicensing of Wang's Product. For the remaining twelve (12) months of the Agreement, the parties agree that the "Minimum Target" payments Wang expects to receive from CyCare and CyCare expects to pay to Wang will be [confidential portion omitted and filed separately] for its sublicensing of Wang's Product. For the initial eighteen (18) months of the Agreement or any of the successive twelve (12) month periods, Wang agrees to allow CyCare to roll-over any payments made to Wang which are in excess of the Minimum Target for that period into the Minimum Target for the next successive twelve (12) month period.

8.4   Records: Payments.

      (a) Records. CyCare will notify Wang weekly upon shipment of the Medical Records software that the End User has been invoiced for the Initial
      License Fee. CyCare agrees to keep accurate records of their Product sublicenses and provide Wang with a detailed monthly report of the number of sublicenses it has granted during the preceding month within thirty
      (30) days following the end of the month for which the report is being generated. Cycare's monthly payment report to Wang will be substantially similar to the form set forth in Exhibit F and will also detail the fees being paid to Wang (both initial fees and monthly fees) for that month. Wang reserves the right to audit CyCare's applicable End User agreements, books and records with thirty (30) days written notice for accurate compliance with this reporting and remittance requirement.

      (b) Payments. Payments to Wang will be made monthly for the Products sublicensed and installed during the term of the Agreement in accordance with the "Living Software" Price Model set forth in Exhibit A. All payments will be due immediately and are payable within sixty (60) days from the end of the month for which the initial sublicense fee is reported in (a) above as being invoiced to each End User or thirty (30) days after the end of each month for the monthly fees due for each End User in accordance with the Living Software price model provided in Exhibit A. Wang may impose, and CyCare agrees to pay, a late payment charge of one percent (1 %) per month for any late payment of the fees specified above. In the event an End User fails to make timely payments to CyCare, a cure notice may be provided to the End User from CyCare, requesting that the non-payment be remedied within thirty (30) days from the date of the written notice. If payment is not received within the thirty (30) day cure period, CyCare, at its sole option, may rescind the End User's sublicense of the Product and no further payments will be due from CyCare to Wang for the canceled End User sublicense monthly fees. Any subsequent successful efforts of CyCare to collect any outstanding payments due CyCare by the End User prior to the sublicense being rescinded, will likewise flow to Wang in accordance with the fee percentage rates specified in Subsection 8.2 herein.

8.5 Service Rate. Wang's hourly rate used to calculate Time-and-Materials (as such term is used herein) is [confidential portion omitted and filed separately] per hour and is valid for the initial 18 months from the Effective Date. For each subsequent 12 month period the hourly rate will increase by 5% compounded annually during the Contract Term. All reasonable out-of-pocket travel and living expenses incurred by Wang in providing the services required pursuant to the Agreement will be billed at actual cost of the expenses incurred.

9. Product Evaluation. CyCare agrees to use reasonable efforts to evaluate Wang's image and workflow products in CyCare's current application product set as it exists on the Effective Date and in future CyCare products, except where such implementation would be cost prohibitive when compared to other competitive products in the marketplace.

10.   Marketing Activities.

10.1 Sales Forecasts. During the term of the Agreement, Cycare will provide to Wang quarterly revenue forecasts for the Product for the upcoming six (6) month period. Each quarterly revenue forecast will detail the anticipated payments to be due Wang resulting from CyCare's sublicensing of the Product, but will exclude any CyCare End User customer names.

10.2 Costs. Each party will bear all of its own costs and expenses in pursuing any activities under this Section 10.

11.   Warranties. Representations and Disclaimers.

11.1 Indemnification. Wang, at its own expense, will defend and indemnify CyCare against claims that the Product furnished under the Agreement infringes a United States patent, trademark, copyright or trade secrets provided that CyCare (i) gives Wang prompt written notice of such claims,
      (ii) gives Wang sole authority to defend and settle such claims, and (iii) provides all reasonable assistance to Wang in defending or settling such claims and if any such claim or action is pending or if Wang determines that the Product may become the subject of a claim of infringement, Wang, at its option and expense, will either procure for CyCare the right to continue using the Product, replace or modify the Product so that it becomes non-infringing or grant CyCare. Wang will not defend or indemnify CyCare if any claim of infringement (i) is asserted by a parent, subsidiary or affiliate of CyCare, (ii) results from the alteration of the Product by CyCare or its End User, or (iii) results from the use of the Product in combination with any non-Wang product or in practicing any process. This states the entire liability of Wang and CyCare's sole and exclusive remedies for patent, trademark, trade secrets, or copyright infringement.

11.2 Warranty. Wang warrants to CyCare for the Contract Term that the Product will perform in accordance with its then functional specification. Wang does not warrant that the Product will operate in all combinations that are selected for use by an End User or CyCare or that the operation of the Product will be uninterrupted or error-free. If CyCare during the Contract Term notifies Wang in writing after the Product is installed that the Product did not conform to this limited warranty, Wang will correct any Product defect it finds in conformance with its Third Line support obligation.

      THE WARRANTIES STATED HEREIN ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, STATUTORY, EXPRESS AND IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

      In no event shall Wang be liable to CyCare or its End User for any special, incidental, indirect, punitive or consequential damages based upon breach of warranty, breach of contract, strict tort or any other legal theory, even if Wang has been notified of the possibility of such potential loss or damage. Such damages for which Wang shall not be liable include, but are not limited to, the loss of profits, the loss of savings or revenue, the loss of employee time, the loss of use of the Product or any associated equipment, the cost of capital, the cost of any substitute equipment or products, facilities or services, downtime, the loss of software or data, injury to property and the claims of third parties.

      IN NO EVENT SHALL WANG'S LIABILITY IN CONNECTION WITH THE PRODUCT ACQUIRED OR SERVICE PROVIDED HEREUNDER EXCEED THE PRICE PAID FOR THE PRODUCT OR SERVICE BY THE END USER.

      Except for an action brought to recover payments due hereunder, any action must be commenced within twenty four (24) months after CyCare has knowledge of the claim.

      The Agreement allocates the risks of the Product selection and failure between Wang and CyCare. This allocation is recognized by both parties and is reflected in the price of the Product.

11.3 Representations. Wang owns all right, title and interest to the Product (other than the third party software set forth in Exhibit D) and all related intellectual property. To the best of Wang's knowledge there are no current claims, proceedings, or litigation pending against Wang involving the Product.

12. Trademarks and Trade Names. During the term of the Agreement, CyCare is authorized to use the trademark "Wang", Wang's distinctive logo, and the Wang trademarks associated with the Product in connection with the marketing of the Product. However, such use shall give CyCare no interest in any trademarks logo or trade names of Wang. The registered trademark "Wang" may be used only to identify the Product that is licensed to CyCare by Wang. CyCare agrees that the Wang logo will appear on the initial screen. CyCare may not use any Wang trademark or trade name in a way that implies that it is a Wang agent, legal partner, representative, employee, franchisee or joint venturer. CyCare may not include Wang trademarks or trade names in any name under which it does business but may use the following legend in signs, advertising, correspondence, proposals and other materials, in type that is smaller and less prominent that CyCare's own name:

                    "Authorized Reseller for Wang's Product"

      Upon the expiration or termination of this Agreement, CyCare shall immediately discontinue all use of Wang's trademarks, trade names and service marks and shall not use any mark or any part of any mark that is similar to any Wang mark.

      During the term of the Agreement, Wang is authorized to use the trademark "CyCare", CyCare's distinctive logo, and the Cycare trademarks associated with the CyCare products in connection with the marketing of the CyCare products. However, such use shall give Wang no interest in any trademarks, logo or trade names of CyCare. The registered trademark "CyCare" may be used only to identify the CyCare products that are licensed to Wang by CyCare. Wang may not use any CyCare trademark or trade name in a way that implies that it is a CyCare agent, legal partner, representative, employee, franchisee or joint venturer. Wang may not include CyCare trademarks or trade names in any name under which it does business, but may use the following legend in signs, advertising, correspondence, proposals and other materials, in type that is smaller and less prominent that Wang's own name:

                   "Authorized Reseller for CyCare's Product"

      Upon the expiration or termination of the Agreement, Wang shall immediately discontinue all use of CyCare's trademarks, trade names and service marks and shall not use any mark or any part of any mark that is similar to any CyCare mark.

13. Confidentiality. The Agreement, the Product, Enhancements, including related documentation, materials distributed and information conveyed at Sales and Technical Support training, any other materials marked as "Confidential" or "Proprietary" and any information conveyed by Wang at meetings relating to Wang's unpublished marketing and Product strategies or R & D plans are the confidential and proprietary property of Wang or its suppliers (hereinafter

      "Confidential Information"). CyCare, on behalf of itself and its employees as well as itself, agrees to receive and maintain all Confidential Information in confidence, to use it only for its intended purpose, and, except as provided herein, not to disclose it to third parties without the prior written consent of Wang. CyCare shall limit its disclosure of Confidential Information to only those of its employees who need such information for the purposes of this Agreement. Notwithstanding the above, CyCare shall have no obligation to Wang with respect to any Confidential Information that is already known to it, free of any obligations of confidentiality, or becomes generally publicly available through no wrongful act of CyCare.

      Exhibits C-1 and C-2 and any other materials marked as "Confidential" or "Proprietary" and any information conveyed by CyCare at meetings relating to CyCare's unpublished marketing and product strategies or R & D plans are the confidential and proprietary property of CyCare or its suppliers (hereinafter "Confidential Information"). Wang, on behalf of itself and its employees as well as itself, agrees to receive and maintain all Confidential Information in confidence, to use it only for its intended purpose, and, except as provided herein, not to disclose it to third parties without the prior written consent of CyCare. Wang shall limit its disclosure of Confidential Information to only those of its employees who need such information for the purposes of the Agreement. Notwithstanding the above, Wang shall have no obligation to CyCare with respect to any Confidential Information that is already known to it, free of any obligations of confidentiality, or becomes generally publicly available through no wrongful act of Wang.

14. No Solicitation of Employees. For the term of the Agreement and any renewal thereof, and for one (1) year after termination, each party agrees not to solicit any employees of the other party or an end-user of the other party without the prior written consent of the other party or the end-user, respectively, except through advertisements and solicitations directed to the market generally.

15. Disclosure. CyCare hereby discloses to Wang that it is a developer of software and that CyCare may have comparable software products to the Product and materials in existence or in development, or may decide to develop similar software in the future, or may decide to purchase similar software from a third party. CyCare agrees that disclosure of such development does not in any way reduce or modify its obligations under this Agreement or its Exhibits (as executed if necessary), particularly those contained in Sections 3.5, 3.6 and 4. The parties agree that such disclosure is made solely for informational purposes. Wang does not hereby waive any of its rights with respect to the enforcement of the provisions of the Agreement or any other right it may have with respect to the source code of the Product or the related intellectual property.

16. Survival. The rights and obligations of the parties which by their nature survive, shall survive the expiration or termination of this Agreement, including, but not limited to, those set forth in, Sections 2.2, 2.4, 3.2, 4.1, 4.2, 4.3, 6.1, 8.2, 8.4, 8.5, 10., 11.1,11.2,12., 13., and 14.

17. No Assignment. No assignment of the fully executed contract will be allowed unless authorized in advance in writing by the other party, with such approval by the other party not being unreasonably withheld. The exceptions to the above prohibition are assignments to wholly owned subsidiaries or assignments in connection with the sale or transfer of the parties entire business as related to the Product.

18. Escrow Agreement. Wang agrees to allow CyCare to become a beneficiary of Wang's source code escrow account established with a third party escrow agent at the then current fees. CyCare shall have the right to receive a copy of the documented source code for the Product (deposited in the account) upon the occurrence of one or more of the following events and provided that CyCare is not in breach of the Agreement or has filed or had filed against it a petition in bankruptcy or had a receiver appointed:

      (a) Wang ceases doing business or is finally adjudicated as bankrupt (not including reorganizations under Chapter 11 or any similar successor provision);

      (b) Wang fails in a material manner to provide support or maintenance for the Product required by the Agreement and such material failure continues unabated for more than forty-five (45) days after written notice from CyCare.

      The source code which is subject to this Section 18 shall be deemed to be Confidential Information. Release of the source code to CyCare upon the occurrence of any of these events will not in any way diminish CyCare's obligations hereunder with respect to Confidential Information.

      CyCare shall be responsible for all costs associated with becoming and continuing as a beneficiary of the source code escrow account.

19. Relationship of the Parties. The parties agree that in all matters relating to this Agreement, CyCare shall act as an independent contractor and shall not expressly or impliedly represent that it has any authority to assume or create any obligation on behalf of Wang. Neither party shall hold itself out to be a joint venturer, partner, employee, representative, franchisee, servant or agent of the other.

20. Notices. All notices required or permitted herein shall be effective only if in writing and either hand delivered or sent by certified or registered mail, return receipt requested, to the undersigned signatories or their successors at the addresses set forth on the first page hereof. If mailed, notices shall be deemed effective five (5) business days after mailing.

21. No Waiver. The waiver or failure to enforce any breach or default hereunder shall not constitute the waiver of any other or subsequent breach or default.

22. Amendments. The Agreement can only be modified by a writing that specifically references the Agreement and is duly signed by a duly authorized representative of each party. The Agreement may not be supplemented or modified by any course of dealing or trade usage.

23. Severability. If any provision of the Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected and the parties shall negotiate, in good faith, a legal and enforceable substitute provision that most nearly effects the parties' intent of the provision.

24. Attorney's Fees. The parties agree if either one commences a lawsuit against the other, that each party shall be responsible for its own attorney's fees and litigation costs.

25. Dispute Resolution. The following procedures apply to all disputes. However, compliance with each procedure in this section is subject in each case to the prior approval of either party's insurance carrier whose liability may be affected.

      (a)  Either  party  may  serve a  written  request  upon  the  other  that
      designated  senior  managers  of  each  party  attempt  to  resolve.   The
      designated senior managers (John Pollock for Wang and Bill Childs for CyCare or their respective designee) will meet within fourteen (14) days of the request, alternating the place of meeting, beginning at CyCare's corporate offices. After thirty (30) days from receipt of the request, either party may serve a written request for binding arbitration.

      (b) The parties agree that any dispute that remains unresolved upon the completion of (a) above will be submitted to binding arbitration in the city of Boston in accordance with the rules and procedures of the American Arbitration Association before a single arbitrator who will be appointed from a panel of qualified persons supplied by the American Arbitration Association (AAA) and reasonably familiar with the computer software industry. The Commercial Arbitration Rules of the AAA will apply. The parties may engage in reasonable discovery permitted by the Federal Rules of Civil Procedure subject to supervision and time limits of the arbitrator. The decision on the arbitrator will be governed by and will not rewrite, invalidate or expand upon the terms and conditions of the Agreement. The decision will be final and may be enforced as a judgment in any court of competent jurisdiction. Judgment upon any award made in such arbitration may be entered and enforced in any court of competent jurisdiction in the State of Massachusetts. Notwithstanding anything to the contrary contained herein, if Wang or CyCare will require immediate injunctive relief or other equitable relief, then the party requiring such relief will have the power to invoke the jurisdiction of any court having jurisdiction and, if such party so elects, the other party hereby consents to the jurisdiction of the state and federal courts in the State of Massachusetts and to the applicable service of process.

      Each party will pay its own legal fees and expenses, and the cost of the arbitrator will be shared equally by the parties. Any statements made in the course of any negotiation will not be used for any purpose except to interpret a resulting agreement.

26. Governing Law. All matters, including, without limitation, matters of construction, procedure, remedies, interpretation, validity and the rights and duties of the parties shall be governed by the laws of the Commonwealth of Massachusetts, and all disputes between the parties shall be adjudicated only in a court within Massachusetts that has jurisdiction and venue at Wang's corporate headquarters.

27. Headings. Section headings are provided for convenient reference only and shall not be construed otherwise.

28. Entire Agreement. The parties acknowledge that they each have read the Agreement, including the Exhibits, and agree to be bound by its terms and conditions. The parties further agree that the Agreement is the complete and exclusive statement of the mutual understanding of the parties and that it supersedes and cancels all previous and contemporaneous written and oral agreements and communications relating to the subject matter of the Agreement.

BOTH PARTIES ACKNOWLEDGE HAVING READ THE AGREEMENT AND UNDERSTANDS AND AGREES TO BE BOUND BY ITS TERMS, CONDITIONS, AND PRICES. BOTH PARTIES FURTHER AGREE THAT THE AGREEMENT IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE MUTUAL UNDERSTANDINGS OF THE PARTIES AND THAT THE AGREEMENT SUPERSEDES AND CANCELS ALL PREVIOUS AND CONTEMPORANEOUS WRITTEN AND ORAL AGREEMENTS AND COMMUNICATIONS RELATING TO THE SUBJECT MATTER OF THE AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be executed as a sealed instrument in their names by the properly and duly authorized officers or representatives as of the date first above written.

CyCare Systems, Inc.                              Wang Laboratories, Inc.


Signature:  Mark R. Schonau               Signature:  Bruce Ryan
           ---------------------------               ---------------------------

Name:       Mark R. Schnau                Name:       Bruce Ryan
           ---------------------------               ---------------------------

Title:      CFO                           Title:      President
           ---------------------------               ---------------------------

Date:       8/30/95                       Date:       8/30/95
           ---------------------------               ---------------------------

                                    Exhibit A

                       CyCare Medical Records Application
                           Living Software Price Model





                           (To Be Provided By CyCare)
              [confidential portion omitted and filed separately]

                                    Exhibit B

                          Wang NON-DISCLOSURE AGREEMENT
                                   Source Code

         Wang Laboratories, Inc., a Delaware Corporation ("Wang") and CyCare Systems, Inc., a Delaware corporation ("CyCare") of 7001 North Scottsdale Road, Suite 1000, Scottsdale, Arizona 85253-3644 ("Recipient") agree to enter into a confidential business relationship, whereby under specific circumstances, and subject to certain terms and conditions, as set forth in the Reseller Agreement by and between CyCare and Wang dated as of August 30, 1995 (the "Reseller
Agreement"). Recipient may need access to specific modules of the Physician Workstation software ("Software") and to associated documentation and other information relating to the Software as described in the Reseller Agreement (hereinafter collectively referred to as "Source Code"). Such Source Code will be provided in accordance with the Reseller Agreement. In consideration of the foregoing, it is hereby agreed that:

1. Recipient acknowledges and agrees that notwithstanding any copyright notice on or in the Source Code, the Source Code comprises highly valuable trade secrets and other confidential information of Wang and that any unauthorized use or disclosure of the Source Code would cause serious and irreparable harm to Wang.

2. Recipient agrees to use the Source Code only for the purpose described above and shall make no other use of the Source Code whatsoever, including, without limitation, the development or sale of competing products or services or any other use that would deprive Wang of any revenue or business opportunity.

3. Recipient agrees to maintain all Source Code that it receives in the strictest confidence using the utmost care and shall not directly or indirectly disclose it, reveal it or otherwise make it available, in whole or in part, to any third party without the prior written consent of Wang.

4. Recipient shall limit access to the Source Code within its organization to only those of its employees who have been advised in writing of Wang's rights in the Source Code and who need such information to fulfill the purpose of this Agreement. Upon request, Recipient shall promptly supply Wang with the names of each employee who has or has had access to all or any part of the Source Code.

5. At the completion of each development effort, Recipient shall immediately return to Wang all tangible materials containing Source Code made available or supplied to Recipient by Wang, including, but not limited to, drawings, documents, hardware, disks and tapes without retaining any copies, notes or extracts. Upon request, Recipient shall also deliver to Wang a certificate of an officer of Recipient certifying that all copies of the Source Code in any form (except executable object code) have been returned.

6. Recipient acknowledges and agrees that money damages alone will not be an adequate remedy for any breach of this Agreement or Recipient's obligation of confidentiality with respect to the Source Code. Accordingly, Recipient agrees that Wang shall be entitled to equitable relief to restrain or redress any breach or threatened breach of this Agreement or Recipient's obligation of confidentiality with respect to the Source Code in addition to any other remedies Wang may have at law or equity.

7. Nothing in this Agreement shall be construed to authorize Recipient to use the Software in source or in object form on any unlicensed system. Recipient acknowledges and agrees that Wang shall have no responsibility or obligation to support or maintain any modifications to any Wang product made by Recipient unless and until Wang incorporates such modifications into the Product.

8. Except as set forth elsewhere in this Agreement Wang shall not be obligated to disclose any information or Source Code to Recipient or enter into any other agreement or arrangement with Recipient nor shall it be construed as granting any rights, by license or otherwise, in any information, software or inventions of Wang. Recipient's obligations under this Agreement shall survive the termination of its association with Wang regardless of the manner of such termination and shall be binding upon Recipient's heirs, successors and assigns.

         This Agreement is entered into under the laws of the Commonwealth of Massachusetts as a sealed instrument and shall be construed thereunder and any cause of action arising between the parties relating to the Source Code, whether under this Agreement or otherwise, may be brought in a court having jurisdiction and venue at the home office of Wang and Recipient hereby consents to such jurisdiction and venue.

Wang Laboratories, Inc.                      CyCare Systems, Inc.

By                                           By
   -----------------------------------          --------------------------------

Title                                        Title
      --------------------------------             -----------------------------

Date                                         Date
     ---------------------------------            ------------------------------

                                   Exhibit C-1

                      CyCare Installed Base Customer List




                           (To Be Provided By CyCare)
               [confidential portion omitted and filed separately]

                                    Exhibit D

                                Product Software




Wang OPEN/image Server

Wang OPEN/image Custom Controls (Doc MGR, Display, Scan, Print VBX's)

Microhelp (Animation VBX, Gauge VBX, Tip Help VBX)

Farpoint (Spread (VBX and C++), Tabpro VBX)

QE Runtime Library

Visual Basic Runtime

                                    Exhibit E


                         RECIPROCAL NON-DISCLOSURE AGREEMENT



         Wang Laboratories, Inc., a Delaware Corporation ("Wang") and CyCare Systems, Inc., a Delaware corporation ("CyCare") of 7001 North Scottsdale Road, Suite 1000, Scottsdale, Arizona 85253-3644.
agree to enter into a confidential business relationship for the purpose of as set forth in the Agreement. In order to achieve this purpose, either party may disclose information that it deems confidential and/or proprietary. Therefore, it is hereby agreed that:

1. For a period of three (3) years from the date of the disclosure of the information, the receiving party will consider as Confidential Information any information it receives in tangible form from the disclosing party that is marked as Confidential or Proprietary. Information which is disclosed orally will be considered Confidential Information if it is identified as confidential at the time of disclosure and reduced to writing and sent to the receiving party within ten (10) days of the disclosure.

2. Each party agrees to receive and maintain all Confidential Information in strictest confidence using at least reasonable care and, except as provided herein, shall not use Confidential Information for its own benefit or disclose it to third parties without the written consent of the disclosing party.

3. Upon request, the receiving party shall immediately return all tangible materials made available or supplied by the disclosing party including, but not limited to, drawings, documents, hardware, disks and tapes without retaining any copies, notes or extracts.

4. Neither party shall have any obligations under this Agreement with respect to information which: (a) is already known to the receiving party or is publicly available at the time of disclosure; (b) is disclosed to the receiving party by a third party who is not in breach of an obligation of confidentiality; (c) becomes publicly available after disclosure through no act of the receiving party; or (d) is developed by the receiving party without breach of this Agreement.

5. This Agreement does not obligate either party to disclose any information to the other or enter into any other agreement or arrangement nor shall it be construed as granting any rights by license or otherwise in any software or inventions of either party. The parties' obligations under this Agreement shall survive the termination of their association regardless of the manner of such termination. This Agreement shall be governed as a sealed instrument under Massachusetts law.

Wang Laboratories, Inc.                   CyCare Systems, Inc.

By:                                       By
    --------------------------------         -----------------------------------

Title:                                    Title:
       -----------------------------             -------------------------------

Date:                                     Date:
      ------------------------------            --------------------------------

                                    Exhibit F

                       Monthly Payment/Remittance Report




                            (To Be Inserted By Wang)

                                    Exhibit G

                 Physician Workstation Functional Specification




                            (To Be Inserted By Wang)

                                                                       EXHIBIT G

          Physicians' Workstation Product Functionality Specification


Introduction

Physician's Workstation (PWS) is a scaleable, point of care application designed by physicians for use in the ambulatory environment. PWS operates effectively across existing health information systems to capture and build an extensive patient record. Information is automatically obtained from existing systems, received via fax, scanned in at the point of care, or updated by the physician directly during the encounter. Information is stored and catalogued in a clinical information database. This patient specific information will furnish the physician and health care organization with the information that is essential in a capitated or managed care environment.

PWS is a client server operating environment with a focus on open systems. Developed around the Microsoft Windows Graphical front end, PWS provides a scaleable operating environment to satisfy the growing needs of the healthcare industry. PWS will run on any industry standard 486 or Pentium PC, uses Oracle as the relational database but can be ported to any ANSI-SQL ODBC compliant database. Multiple UNIX server platforms can be used along with Novell Netware. PWS also includes an interface server to facilitate data exchange between PWS and existing systems.

Specific Functionality

PWS provides the following major components:

     Workspace-- Graphical Desktop for the Clinical User

     The Workspace is the central controlling point for the application environment. It provides a graphical container holding all the major objects listed below. It provides an intuitive desktop metaphor that is customizable by the user. The Workspace allows each individual to control size, positioning and activation of the major components.

     Appointment List-- Display of appointments past, present, and future

     The Appointment window provides a view of the user's appointment list for scheduled and walk-in patients. The appointment list allows the user to display a list of past, present, and future scheduled appointments. The appointment list can be populated through an interface to the organizations appointment scheduling and registration system or directly through PWS.

     Patient Summary -- Discreet elements representing categories like: Acute Illnesses, Chronic Illnesses, Habits, Family History, Medications, Hospitalization, Health Maintenance, Allergies, Immunizations, Occupation, Optometrics.

     The Patient Summary window provides the user with a tab-folder view of the details of each category: Acute Illnesses, Chronic Illnesses, Habits, Family History, Medications, Hospitalization, Health Maintenance, Allergies, Immunizations, Occupation, Optometrics. There is a separate tab for each of the listed categories. In order to facilitate easy and quick viewing of the data, one additional tab is provided that is a customizable report for each individual user. Each user has the ability to easily format the report and select items from the individual categories by date or by sequence. Population of these tabs can occur through automatic feed from the encounter note and or direct data entry.


     Patient Records--Image based patient chart

     Based on Wang's core imaging technology, the Patient Record window provides a view of the historical chart of the patient. Images can be scanned in via the Scan Utility or are created through the Encounter documentation window. Each document is indexed and identified by author, date, and document type so they are easy to find and identify. Capabilities to page through a chart or search an index to find a specific document are available.


     Encounter Documentation -- includes ICD-9, CPT4 coding, clipart annotation, disposition, referral to another provider, suspension of encounter

     The Encounter window allows the user to perform the documentation of the clinical note. The user has the ability to call up forms that mimic the paper forms used in the practice today. The user can type into the form using the keyboard, the user can write on the form with a pen and tablet which provides the look and feel of handwriting on paper, or the user can use customizable templates that allow for faster more accurate documentation. Templating can be implemented in a interactive manner so the variables for each visit can be prompted for with quick responses provided by the user. The user can also append medical clipart to the note and annotate it with the pen and tablet providing a more accurate picture of the problem which in turn facilitates better patient communications.

     In addition, the Encounter window provides customizable pick lists of diagnosis and procedure coding, as well as input of the encounter disposition, electronic signature, generation of a referral note, and suspension of the encounter. The suspension capability allows the user to save an in-process note in it's interim state for completion at a later date or time.

     Order Entry--Medication, Laboratory and Radiology

     The Order Entry window provides the user with a graphical order entry screen where laboratory, radiology and pharmacy orders may be generated. It provides customized lists of the user's favorite or most used lists of medications, lab and radiology tests. The user can order individually or via sets which are dynamic and customizable on-the-fly. Sets can be made up of any or all of the three order entry categories. Creation of a set can be accomplished dynamically as the user generates their order.

     Results Retrieval-- Laboratory and Radiology Text reports

     The Results window provides by patient a view of all the results of both laboratory and radiology results that have been delivered electronically to the system. Through the use of the interface server the PWS can gather up results in a textual format and present them to the user for review. This helps to eliminate the need to search for missing results; they are there when you need them. Each result is indexed by date and description for easy access. Any part of the result can be copied into the encounter note.

     In-Basket--To do list with simple e-mail capability

     The In-Basket window is a listing of things the user needs to respond to. This can take three forms, ticklers which are notes to yourself, mail which are messages between users like phone messages, and phone consults which are follow-ups the user needs to perform relating to a particular patient. In addition, the In-Basket can also receive messages related to lab and radiology results with links to the actual results. The system can be implemented so results are returned to the In-Basket of the ordering provider to facilitate faster notification and review of results.

     Encounter Summary -- Complete and In-process encounters, Referrals sent and Received

     The Encounter Summary window provides a list of all encounters the patient has had with the PWS system. By selecting one of the entries the user can see details about the visit including, diagnosis, procedures, tests and medications ordered, assigned provider and vitals for the visit. The user also is provided a list of all In-Process (suspended) encounters, as well as any referrals that were sent and any referrals that were received.


     Demographics-- Patient Demographics with Insurance, Employers and Emergency Contact Information

     The Demographics window allows the user to see pertinent information related to the patient. Detailed demographics, Insurance carrier and policy numbers, Emergency Contact Information, and Primary provider information is available.

     Vital Signs-- Customizable Vitals

     A Vital Signs Entry window is available for the user to enter the vitals for the visit. The vitals displayed are customizable to the user so vitals that are important to your clinic or specialty can be captured.

     Setup-- Customization of the desktop to suit individual users


     The Setup window allows the user to control the attributes of the workspace. The user can customize the workspace appearance, appointment display time slices, patient summary report display format, and appointment list and in-basket refresh timers.

     Utilities

     PWS comes with the following utilities to assist in the installation, setup and historical record scanning.

           Install Utility--Installation of PWS
           Scan Utility--Scanning application to support scanned input of patient information
           Administration Utility--Application/database setup including customizable pick lists and creating users
           Form Builder Utility-- Design environment to create forms

Checklist of Functions

- --------------------------------------------------------------------------------
Summary Sheet                                        x
- --------------------------------------------------------------------------------
Problems                                             x
- --------------------------------------------------------------------------------
Immunizations                                        x
- --------------------------------------------------------------------------------
Allergies                                            x
- --------------------------------------------------------------------------------
Medications                                          x
- --------------------------------------------------------------------------------
Drug-drug interaction checking                                   x
- --------------------------------------------------------------------------------
Drug-allergy interaction checking                                x
- --------------------------------------------------------------------------------
Past Visits                                          x
- --------------------------------------------------------------------------------
Vital Signs                                          x
- --------------------------------------------------------------------------------
Past History                                         x
- --------------------------------------------------------------------------------
Family History                                       x
- --------------------------------------------------------------------------------
Habits                                               x
- --------------------------------------------------------------------------------
Hospitalizations                                     x
- --------------------------------------------------------------------------------
Occupation                                           x
- --------------------------------------------------------------------------------
Optometry                                            x
- --------------------------------------------------------------------------------
Acute Illnesses                                      x
- --------------------------------------------------------------------------------
Chronic Illnesses                                    x
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
Encounter Window
- --------------------------------------------------------------------------------
Open/New Encounter Form/Document                     x
- --------------------------------------------------------------------------------
Hold/Suspend Encounter Form/Document                 x
- --------------------------------------------------------------------------------
Close Encounter                                      x
- --------------------------------------------------------------------------------
Able to append changes to encounter                  x
- --------------------------------------------------------------------------------
Annotate with Medical Clipart                        x
- --------------------------------------------------------------------------------
Save Form/Document                                   x
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
Order Entry
- --------------------------------------------------------------------------------
Able to define order sets                            x
- --------------------------------------------------------------------------------
Able to order lab tests                              x
- --------------------------------------------------------------------------------
Able to order radiology tests                        x
- --------------------------------------------------------------------------------
Able to order medications                            x
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
Appointment Window
- --------------------------------------------------------------------------------
Display of Physician Schedule                        x
- --------------------------------------------------------------------------------
Past Appointments                                    x
- --------------------------------------------------------------------------------
Current Appointments                                 x
- --------------------------------------------------------------------------------
Future Appointments                                  x
- --------------------------------------------------------------------------------
Manual appointment logging within Medical Records    x
- --------------------------------------------------------------------------------

General Features
- --------------------------------------------------------------------------------
Supports electronic signature                        x
- --------------------------------------------------------------------------------
Supports electronic transfer of Med. Rec.            x
to another location
- --------------------------------------------------------------------------------
Supports FAX of Medical Records documents            x
- --------------------------------------------------------------------------------
Supports ticklers/reminder system                    x
- --------------------------------------------------------------------------------
Supports document/forms building                     x
- --------------------------------------------------------------------------------
Supports multiple printers to send forms             x
- --------------------------------------------------------------------------------
Supports referral notices                            x
- --------------------------------------------------------------------------------
Supports use of 3rd party report/query tool          x
- --------------------------------------------------------------------------------
Supports patient education/index listing of topics               x
to print and provide patients about
illness/conditions
- --------------------------------------------------------------------------------
Patient Search/Lookup within Medical Records         x
- --------------------------------------------------------------------------------
Able to creat an encounter without an appointment    x
- --------------------------------------------------------------------------------
Flow Sheet display                                               x
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
Interface Capabilities
- --------------------------------------------------------------------------------
Bi-Directional information flow of the following:    x
- --------------------------------------------------------------------------------
Patient Demographics                                 x
- --------------------------------------------------------------------------------
Insurance                                            x
- --------------------------------------------------------------------------------
Contact-Emergency                                    x
- --------------------------------------------------------------------------------
Providers Info                                       x
- --------------------------------------------------------------------------------
Lab Results                                          x
- --------------------------------------------------------------------------------
Text file results                                    x
- --------------------------------------------------------------------------------
Abnormal range indicators                            x
- --------------------------------------------------------------------------------
Radiology                                            x
- --------------------------------------------------------------------------------
Imaging                                              x
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
Security
- --------------------------------------------------------------------------------
User login verification                              x
- --------------------------------------------------------------------------------
Audit Trail                                          x
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
Customization
- --------------------------------------------------------------------------------
Able to create customized destop display             x
- --------------------------------------------------------------------------------
Able to customize forms                              x
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
???
- --------------------------------------------------------------------------------
Able to build dictionary entries for picklists       x
- --------------------------------------------------------------------------------
- --Global                                             x
- --------------------------------------------------------------------------------
- --Clinic/Department                                  x
- --------------------------------------------------------------------------------
- --Physician                                          x
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
General Windows Feature
- --------------------------------------------------------------------------------
User of color palette                                x
- --------------------------------------------------------------------------------
Able to size windows                                 x
- --------------------------------------------------------------------------------
Multi-support of various input devices               x
- --------------------------------------------------------------------------------
- --pen                                                x
- --------------------------------------------------------------------------------
- --tablet                                             x
- --------------------------------------------------------------------------------
- --mouse                                              x
- --------------------------------------------------------------------------------
- --keyboard                                           x
- --------------------------------------------------------------------------------
- --voice--Via third party COTS product                x
- --------------------------------------------------------------------------------
- --Windows '95 compatibility                                      x
- --------------------------------------------------------------------------------
- --On-line Help                                       x
- --------------------------------------------------------------------------------